Exhibit 99.1

SBS TO UNDERTAKE RECAPITALIZATION

Company Plans to Repay Debt and Purchase Preferred Stock

MIAMI, FLORIDA, December 16, 2019 — Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQB: SBSAA) today announced that in connection with its planned recapitalization, SBS has received a letter from a recognized multinational financial services broadcast lender stating that it is highly confident of its ability to arrange secured debt financing for SBS in an amount of $300 million.  The debt financing will carve out certain non-core real estate and broadcast station assets so that, in connection with the recapitalization, SBS will be positioned to obtain a separate and incremental first lien asset-based financing facility.

SBS intends to use the proceeds from the $300 million of debt financing plus the proceeds of the additional and incremental asset-based funding to repay its existing $249.9 million of 12.5% Senior Secured Notes and to make cash purchases of its existing Series B preferred stock.

“SBS has an established track-record as a leading Hispanic owner/operator of media, having consistently reported industry-leading growth in its ratings, revenues and margins during the last several years,” stated José I. Molina, Chief Financial Officer of SBS. “SBS expects to deliver a robust and certain return to our existing investors while repositioning SBS to continue its forward operating momentum. Following closing of the recapitalization transaction, we will continue serving our growing base of millions of Hispanics nationwide with today’s relevant news and entertainment programming, as well as the advertisers that target their dynamic purchasing power and expanding social, cultural and political influence. Likewise, we will implement our long-range strategic plans to create incremental value for our new investors.”

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. (SBS) owns and operates radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Urbano format genres, including the global leader in Hispanic radio, WSKQ-FM in New York City. SBS also operates AIRE Radio Networks, a national radio platform of over 275 affiliated stations reaching 95% of the U.S. Hispanic audience. SBS also owns MegaTV, a network television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico, produces a nationwide roster of live concerts and events, and owns a stable of digital properties, including La Musica, a mobile app providing Latino-themed audio and video streaming content and HitzMaker, a new-talent destination for aspiring artists. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause SBS’ actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although we believe the expectations reflected in such forward-looking statements

Spanish Broadcasting System, Inc.

are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our ability to obtain and consummate the financing transactions as well as consummate the recapitalization transaction described herein, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contacts:

Analysts and Investors José I. Molina Chief Financial Officer (305) 441-6901	Analysts, Investors or Media Brad Edwards The Plunkett Group (212) 739-6740	Legal Brad Eric Scheler, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP (212) 859-8019